Exhibit 99.2

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4Q24 1Q25 2Q25 3Q25 4Q25 2026 2027 2028 2029 2030 2031 and Beyond 15

0.99% 1.03% 19

✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 25

© 2024 Valley Bank. All rights reserved. Please see www.valley.com for further details. ▪ ▪ ▪ ▪

Exhibit 99.2

3Q24 Earnings Presentation

October 24, 2024

Valley

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as "intend," "should," "expect," "believe," "view," "opportunity," "allow," "continues," "reflects," "would," "could," "typically," "usually," "anticipate," "may," "estimate," "outlook," "project" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the impact of market interest rates and monetary and fiscal policies of the U.S. federal government and its agencies in connection with the prolonged inflationary pressures, which could have a material adverse effect on our clients, our business, our employees, and our ability to provide services to our customers; the impact of unfavorable macroeconomic conditions or downturns, including an actual or threatened U.S. government shutdown, debt default or rating downgrade, instability or volatility in financial markets, unanticipated loan delinquencies, loss of collateral, decreased service revenues, increased business disruptions or failures, reductions in employment, and other potential negative effects on our business, employees or clients caused by factors outside of our control, such as the outcome of the 2024 U.S. presidential election, geopolitical instabilities or events (including the Israel-Hamas war and the escalation and regional expansion thereof); natural and other disasters (including severe weather events, such as Hurricanes Helene and Milton); health emergencies; acts of terrorism; or other external events; the impact of potential instability within the U.S. financial sector in the aftermath of the banking failures in 2023 and continued volatility thereafter, including the possibility of a run on deposits by a coordinated deposit base, and the impact of the actual or perceived soundness, or concerns about the creditworthiness of other financial institutions, including any resulting disruption within the financial markets, increased expenses, including Federal Deposit Insurance Corporation insurance assessments, or adverse impact on our stock price, deposits or our ability to borrow or raise capital; the impact of negative public opinion regarding Valley or banks in general that damages our reputation and adversely impacts business and revenues; changes in the statutes, regulations, policy, or enforcement priorities of the federal bank regulatory agencies; the loss of or decrease in lower-cost funding sources within our deposit base; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent, trademark or other intellectual property infringement, misappropriation or other violation, employment related claims, and other matters; a prolonged downturn and contraction in the economy, as well as an unexpected decline in commercial real estate values collateralizing a significant portion of our loan portfolio; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations, and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; changes in our business, strategy, market conditions or other factors that may negatively impact the estimated fair value of our goodwill and other intangible assets and result in future impairment charges; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; cyberattacks, ransomware attacks, computer viruses, malware or other cybersecurity incidents that may breach the security of our websites or other systems or networks to obtain unauthorized access to personal, confidential, proprietary or sensitive information, destroy data, disable or degrade service, or sabotage our systems or networks; results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank, the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; application of the OCC heightened regulatory standards for certain large insured national banks, and the expenses we will incur to develop policies, programs, and systems that comply with the enhanced standards applicable to us; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements, or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other public health crises, acts of terrorism or other external events; our ability to successfully execute our business plan and strategic initiatives; and unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, risk mitigation strategies, changes in regulatory lending guidance or other factors. A detailed discussion of factors that could affect our results is included in our SEC filings, including Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2023. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3Q 2024 Financial Highlights

	GAAP Reported			Non-GAAP Adjusted [1]		
	3Q24	2Q24	3Q23	3Q24	2Q24	3Q23
Net Income ($mm)	**$97.9**	$70.4	$141.3	**$96.8**	$71.6	$136.4
Return on Average Assets *Annualized*	**0.63%**	0.46%	0.92%	**0.62%**	0.47%	0.89%
Efficiency Ratio (Non-GAAP)	--	--	--	**56.1%**	59.6%	56.7%
Diluted Earnings Per Share	**$0.18**	$0.13	$0.27	**$0.18**	$0.13	$0.26
Pre-Provision Net Revenue [2] ($mm)	**$201.7**	$175.4	$203.9	**$206.0**	$182.9	$201.2
PPNR / Average Assets [2] *Annualized*	**1.30%**	1.14%	1.33%	**1.32%**	1.19%	1.31%

- Adjusted pre-tax pre-provision net revenue [1] increased 13% vs. 2Q24, and adjusted PPNR / average assets[1] is modestly higher than a year ago.
- Net interest income increased over 2% for the second consecutive quarter.
- Adjusted non-interest income [1] increased significantly as a result of higher deposit service charges reflecting our treasury sales efforts, and rebounds in tax credit advisory and other income.
- Adjusted non-interest expense [1] declined over 2% sequentially and is in-line with year-ago levels.
- Provision declined relative to 2Q24, but remained elevated primarily as a result of significant C&I growth and our current assessment of the potential impacts of Hurricane Helene.

[1] Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. [2] Pre-provision net revenue ("PPNR") equals net interest income plus total non-interest income less total non-interest expense.

Continued Progress Towards Balance Sheet Goals

CRE / TRBC [1]


474%
442%
421%
408%[2]
~400%
Prior Est.: <400%
~375%
12/31/23
6/30/24
9/30/24
12/31/24 est.
12/31/25 est.

ACL / Loans


0.93%
1.06%
1.14%
~1.20%
~1.25%
Prior Est.: ~1.10%
12/31/23
6/30/24
9/30/24
12/31/24 est.
12/31/25 est.

Loans / Deposits


102.0%
100.4%
97.9%
~100%
<100%
12/31/23
6/30/24
9/30/24
12/31/24 est.
12/31/25 est.

CET 1 / RWA


9.29%
9.55%
9.73%[2]
9.57%
~9.8%
10%+
12/31/23
6/30/24
9/30/24
12/31/24 est.
12/31/25 est.

[1] Commercial Real Estate (including CRE loans held for sale) as defined by joint regulatory guidance to include call codes 1.a (Construction), 1.d (Multifamily), 1.e.2. (Other Non-farm Non-residential, excluding Owner-Occupied) and CRE loans not secured by real estate. [2] Pro forma (non-GAAP) for the expected 4Q24 sale of commercial real estate loans currently classified as loans held for sale.

Quarterly Balance Sheet Highlights

- **Continue to Enhance Regulatory Capital Ratios**
  - Successful execution of a $150 million preferred stock offering at an attractive rate of 8.25%.
  - Transferred over $800 million of commercial real estate loans to held for sale at a modest 1% discount.
  - The expected 4Q24 loan sale is expected to add over 15bp of regulatory capital on a pro forma basis.
  - Total risk-based capital further benefited from the continued growth in our loan loss reserve.

- **Reduced Commercial Real Estate Concentration**
  - Regulatory CRE (inclusive of loans transferred to held for sale) [1] declined approximately $250 million, or 1%, during the quarter as we continue to manage new CRE originations carefully.
  - Preferred Series C issuance benefited total risk-based capital and contributed ~10% of the 21% improvement in our CRE concentration ratio during the quarter.
  - Expected 4Q24 loan sale should benefit CRE concentration by another 13%, all else equal.

- **Increased Allowance Coverage Ratios**
  - Non-accrual loan trends were stable as compared to June 30, 2024, and the uptick in accruing past due loans is isolated to a few larger, well-secured credits with active remediation plans.
  - ACL / loans increased to 1.14% from 1.06% at June 30, 2024.
  - Elevated provision and allowance coverage primarily reflect ongoing growth in C&I and unfunded C&I commitments, and our current assessment of the potential impacts of Hurricane Helene.

---

[1] Commercial Real Estate (including CRE loans held for sale) as defined by joint regulatory guidance to include call codes 1.a (Construction), 1.d (Multifamily), 1.e.2. (Other Non-farm Non-residential, excluding Owner-Occupied) and CRE loans not secured by real estate.

Outlook & Expectations

Metric	Expectations for 4Q24
Gross Loans	Low Single Digits Annualized Growth
Net Interest Income	Down ~1% Reported inc. of Loan Sale *Modest Growth ex-Loan Sale*
Adjusted Non-Interest Income	$55 - $60mm Quarterly
Adjusted Non-Interest Expense	~1% Quarterly Growth
Tax Rate	24% – 25%
ACL / Loans	~1.20% at 12/31/24

The Company is providing this outlook only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Based on past reported results, any such excluded items could be material, individually or in the aggregate, to the reported results.

Net Interest Income Commentary

- **Management Base Case Assumptions**
  - Forward rate projections as of September 30th include 25bp Fed Fund cuts occurring in November and December
  - 50% downside beta on interest-bearing non-maturity deposits, 35% downside beta when assuming relatively stable non-interest deposit mix
  - 43% floating-rate loans tied to Fed Funds, Prime and SOFR; 40% fixed-rate loans; 17% adjustable-rate loans tied to more stable longer-dated indices

- **Interest Rate Sensitivity Considerations**
  - Static rates (i.e., no rate cuts) would not materially impact our net interest income forecast
  - Limited exposure to short-term rate moves as our loans tied to Fed Funds, Prime and SOFR generally balance our beta-adjusted short-term funding exposure
  - Remain more sensitive to longer-end rates which impact the repricing of our fixed and adjustable loan buckets (comprising ~60% of total loans)

The Company is providing this outlook only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Based on past reported results, any such excluded items could be material, individually or in the aggregate, to the reported results.

Driving Long-Term Value Despite Near-Term Headwinds

Shareholder Value Creation vs. Peers



Cumulative Dividends Post-2017
Reported TBV Growth Post-2017 1
75%
35%
40%
Peer Median
95%
47%
48%
VLY

Deposit Accounts (000s)



+108%
65
134
12/31/17
9/30/24
Commercial
+23%
440
537
12/31/17
9/30/24
Consumer

Commercial Loan Diversity by Geography



FL & Other
NY & NJ
79%
21%
12/31/17
50%
50%
9/30/24

Enhanced Funding Diversity by Geography



Northeast Branches
Southeast Branches, Specialty & Other
78%
22%
12/31/17
43%
57%
9/30/24

[1] Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. VLY Reported TBV growth measured from 12/31/17 to 6/30/24. Peer Median Reported TBV Growth measured from 12/31/17 to 6/30/24. Cumulative dividends reflect dividends declared between 12/31/17 and 6/30/24 for VLY and peers. Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 6/30/2024. Source: S&P Capital IQ Pro and company data

Controlling Deposit Costs

Deposits by Product ($bn)



$50.1
$50.4
29%
14.3
14.2
28%
22%
11.1
11.2
22%
49%
24.7
25.1
50%
6/30/2024
9/30/2024
Time
Non-Interest
Savings, NOW and money market

Avg. Fed Funds vs. Deposit Costs (%)



0.25%
3.82%
5.50%
5.50%
5.50%
5.43%
0.15%
1.36%
3.13%
3.16%
3.18%
3.25%
4Q21
4Q22
4Q23
1Q24
2Q24
3Q24
Total Deposits
Average Fed Funds (Upper)

Deposits by Customer Type ($bn)



$50.1
$50.4
18%
9.1
9.1
18%
82%
41.0
41.3
82%
6/30/2024
9/30/2024
Direct
Indirect

Cumulative Beta (Current Cycle) [1]

	Avg. Fed Funds (Upper)	Total Cost of Deposits	Cumulative Beta
4Q21	0.25%	0.15%	--
4Q22	3.82%	1.36%	34%
4Q23	5.50%	3.13%	57%
1Q24	5.50%	3.16%	57%
2Q24	5.50%	3.18%	58%
3Q24	5.43%	3.25%	60%

[1] Cumulative Beta is measured as the change in Valley's quarterly average deposit costs since the quarter preceding the rate hike cycle (4Q21) as a percentage of the change in the average quarterly Fed Funds Upper Bound over the same period.

Diversified Deposit Base

Total Deposit Breakdown ($bn)



Specialized Deposits
$10.8
21%
$50.4bn
Traditional
Branch Deposits
$30.5
61%
Fully FDIC-Insured
Indirect Customer
$9.1
18%

Specialized Deposits by Business Line ($bn)



Nat'l Deposits,
Cannabis &
Online
$3.7
International
Corporate
$0.9
Technology
$1.5
$10.8bn
Private Banking &
Wealth
$1.6
Other
Commercial
$3.1

Traditional Branch Deposits [3] ($bn)



New Jersey
$16.8
129 branches
$30.5bn
New York
$4.6
41 branches
Alabama
$1.3
16 branches
Florida
$7.8
43 branches

Uninsured Deposits & Liquidity ($bn)

Cash & Available Liquidity Stands at 2.0x Adjusted Uninsured Deposits [1]



$23.5
23%
$11.6
$22.5
$1.0
Adjusted Uninsured Deposits [1]
High Quality Available Liquidity [2]
Cash on Balance Sheet
Adjusted
Uninsured
Deposits
Cash & Available
Liquidity

[1] Adjusted for collateralized government deposits in excess of FDIC $250k limit and intercompany deposits eliminated in consolidation. [2] "High Quality Available Liquidity" includes the following off balance sheet sources of potential liquidity: FHLB, unencumbered investment securities, FRBNY Discount Window Availability, and Uncommitted Fed Funds Lines. [3] Traditional Branch Deposits Include Commercial (inclusive of $1.0bn of HOA deposits), Consumer and Government. All data as of 9/30/24

Continued Emphasis on C&I and Owner-Occ. CRE

Gross Loans ($bn)[1]


50.3
(0.7)
0.1
0.3
0.1
(0.8)
49.4
6/30/24
Other CRE & Const.
Owner-Occ. CRE
C&I
Resi & Consumer
CRE Transfer to HFS
9/30/24

9/30/2024 Loan Composition[1]


Non Owner-Occupied CRE 26%
Owner-Occupied CRE 11%
Multifamily 17%
CRE 43%
C&I 31%
Other 26%
C&I 20%
Construction 7%
Residential R.E. 12%
Consumer 7%

New Loan Originations ($bn)


7.91%
7.83%
7.70%
7.62%
7.56%
6.03%
6.10%
6.14%
6.17%
6.28%
$1.8
$2.2
$2.0
$2.8
$2.6
3Q23
4Q23
1Q24
2Q24
3Q24
Origination Volume (Gross)
New Origination Rate
Avg. Portfolio Yield

Cumulative Loan Beta (Current Cycle)[2]

	Avg. Fed Funds (Upper)	Avg. Loan Yield	Cumulative Beta
4Q21	0.25%	3.83%	--
4Q22	3.82%	5.20%	38%
4Q23	5.50%	6.10%	43%
1Q24	5.50%	6.14%	44%
2Q24	5.50%	6.17%	45%
3Q24	5.43%	6.28%	47%

[1] CRE includes multifamily and non-owner occupied CRE; C&I includes owner-occupied CRE and C&I; Other includes construction, residential RE and Consumer. [2] Cumulative Beta is measured as the change in Valley's quarterly average loan yield since the quarter preceding the rate hike cycle (4Q21) as a percentage of the change in the average quarterly Fed Funds Upper Bound over the same period. Note: Sums may not total due to rounding.

CRE Detail as of 9/30/24

Portfolio by Property Type



Retail
17%
Mixed Use
10%
Office
10%
Healthcare
Office
2%
Industrial
11%
Healthcare
9%
Specialty & Other
10%
Apartment &
Residential
31%
$26.9bn

$5.7bn of CRE Portfolio (21%) is Owner-Occupied.

Property Type	$bn	Wtd. Avg. LTV [1]	Wtd. Avg. DSCR [2]
Apartment & Resi	$6.4	62%	1.39x
Retail	$4.6	62%	1.88x
Office	$2.7	55%	1.63x
Industrial	$3.0	59%	2.14x
Specialty & Other	$2.7	55%	1.87x
Mixed Use	$2.7	59%	1.41x
Healthcare	$3.0	66%	1.42x
Co-Ops	$1.9	12%	1.40x
Total	$26.9	57%	1.64x

Portfolio by Geography



Florida
28%
New Jersey
21%
Other
19%
Other NYC
Boroughs
15%
Manhattan
(Multifamily)
6%
Manhattan
(Other)
4%
New York (ex. NYC)
7%
$26.9bn

Geography	$bn	Wtd. Avg. LTV [1]	Wtd. Avg. DSCR [2]
Florida / Alabama	$7.6	60%	1.81x
New Jersey	$5.6	62%	1.62x
Other NYC Boroughs	$4.1	55%	1.37x
Manhattan	$2.7	40% (58% ex Co-Ops)	1.43x
New York (ex. NYC)	$2.0	52%	1.69x
Other	$4.9	63%	1.64x
Total	$26.9	57%	1.64x

[1] LTV based on most recent appraisal, seasoned on average 2.5 years; [2] DSCR calculated based on most recent financial information, typically received at least annually.
Sums may be inconsistent due to rounding.

Multifamily Portfolio Detail

Multifamily Portfolio by Sub-Asset Class ($bn)


Co-Op
$1.9
$8.2bn
Non Co-Op
$6.3

Geography	Outstanding ($bn)	Avg. Size ($mm)	Wtd. Avg. LTV [1]	Wtd. Avg. DSCR [2]
Other	$1.6	$9.4mm	64%	1.32x
New York (ex. Manhattan)	$1.7	$7mm	65%	1.30x
New Jersey	$1.4	$4mm	60%	1.54x
Florida & Alabama	$1.1	$4mm	58%	1.47x
Manhattan	$0.5	$7mm	59%	1.39x
Total	**$6.3bn**	**$5mm**	**62%**	**1.39x**

Non Co-Op Multifamily by Geography ($bn)


Florida & Alabama
18%
New Jersey
22%
Manhattan
8%
$6.3bn
New York (ex. Manhattan)
27%
Other
25%

New York City by % Rent Regulated Units


0% of units
42%
100% of units
16%
$2.4bn
1% - 20% of units
5%
51% - 99% of units
7%
21% - 50% of units
30%

[1] LTV based on most recent appraisal, seasoned on average 2.5 years; [2] DSCR calculated based on most recent financial information, typically received at least annually.
Note: Co-Op LTV is approximately 12%. Sums may be inconsistent due to rounding.

Granular & Diverse Office Portfolio

Office Portfolio by Tenancy



Multi Tenant w/ Anchor
$0.3
9%
Multi Tenant
$1.7
53%
Healthcare Office
$0.4
13%
$3.2bn
Single Tenant
$0.8
25%

~20% of Office Portfolio is Owner-Occupied.

Office Portfolio by Geography ($bn)



Manhattan
$0.3
9%
Florida & Alabama
$1.1
35%
$3.2bn
New York (ex. Manhattan)
$0.5
16%
Other
$0.3
9%
New Jersey
$1.0
31%

Geography	Outstanding ($bn)	Avg. Size ($mm)	Wtd. Avg. LTV [1]	Wtd. Avg. DSCR [2]
Florida & Alabama	$1.1	$1.6mm	57%	2.02x
New Jersey	$1.0	$2.7mm	63%	1.59x
New York (ex. Manhattan)	$0.5	$4.2mm	53%	1.50x
Manhattan	$0.3	$6.8mm	48%	1.31x
Other	$0.3	$6.8mm	59%	1.36x
Total	$3.2bn	$3mm	58%	1.68x

[1] LTV based on most recent appraisal, seasoned on average 2.5 years; [2] DSCR calculated based on most recent financial information, typically received at least annually.
Note: Co-Op LTV is approximately 12%. Sums may be inconsistent due to rounding.

Commercial Real Estate by Contractual Maturity ($mm)

Outcome for Maturing CRE Loans in 3Q24	**$mm**
Retained	$1,241mm
Paid Off & Left	$232mm
Modified & Other [1]	$7mm
Total	**$1,480mm**



1,667
863
711
763
355
2,335
2,491
2,745
3,039
1,897
10,041

Wtd. Avg.	**4Q24**	**1Q25**	**2Q25**	**3Q25**	**4Q25**	**2026**	**2027**	**2028**	**2029**	**2030**	**2031 +**
LTV [2]	62%	65%	62%	62%	54%	58%	58%	59%	61%	52%	55%
DSCR [3]	1.35x	1.31x	1.42x	1.55x	1.48x	1.59x	1.74x	1.52x	1.54x	1.81x	1.73x
Borrower Contractual Rate	7.22%	6.34%	6.43%	7.12%	5.93%	5.54%	5.57%	6.04%	5.58%	5.59%	5.34%

[1] One Multifamily loan totaling $7mm was modified; [2] LTV based on most recent appraisal, seasoned on average 2.5 years; [3] DSCR calculated based on most recent financial information, typically received at least annually. Current period includes short-term roll-overs from prior periods. Sums may be inconsistent due to rounding.

Net Interest Income and Margin

Net Interest Income ($mm) and Margin



2.91%
2.82%
2.79%
2.84%
2.86%
$414
$399
$395
$403
$412
3Q23
4Q23
1Q24
2Q24
3Q24
Net Interest Income ($mm)
NIM

Net Interest Income Commentary

- Net interest income continued to expand 2% sequentially for the second quarter in a row as interest income from loans and investments grew.
- Customer deposit costs have declined by 22bp since the September Fed rate cut.
- Continue to optimize the roll-over of maturing liabilities and reduce deposit costs where possible.

Maturing CDs and FHLB Borrowings



4.89%
4.66%
4.51%
4.81%
4.48%
$4.7
$3.4
$1.2
$2.2
$5.2
4Q24
1Q25
2Q25
3Q25
4Q25 and Beyond
Balance ($bn)
Rate (%)

All metrics are presented on a fully tax equivalent basis.

Non-Interest Income

Adjusted Non-Interest Income ($mm) [1]



Reported
Adjusted
51.2
(1.4)
2.8
1.6
1.5
3.4
60.7
59.1
2Q24
Capital Markets
Tax Credit Advisory
Deposit Fees
Card Income
Other Traditional Fees
3Q24

3Q24 Adjusted Non-Interest Income ($mm) [1]



Loan Servicing
$3.4
6%
Other
$16.4
28%
Gain-on-Sale of Loans, net
$2.2
3%
$59.1mm
Service Charges
$12.8
22%
Wealth, Trust & Insurance
$18.0
30%
Capital Markets
$6.3
11%

Non-Interest Income Commentary

- Deposit service charges benefited from enhanced Treasury Solutions offerings and ability to pass fees through for incremental services
- Wealth, Trust and Insurance with positive momentum driven by Dudley Ventures tax credit advisory business ($18.0mm in 3Q24 vs. $17.1mm in 2Q24)
- Additional increases in loan servicing income, BOLI and periodic other income.

[1] Please refer to the Non-GAAP Disclosure Reconciliation in Appendix.

Non-Interest Expense

Non-Interest Expenses ($mm)[1]



Reported
Adjusted
267.1
263.6
277.5
270.0
269.5
263.6
3Q23
2Q24
3Q24

Efficiency Ratio Trend[1]



56.7%
59.6%
56.1%
3Q23
2Q24
3Q24

Adj. Ann. Non-Interest Expenses[1] / Avg. Assets



2.16%
2.20%
1.72%
1.76%
1.69%
3Q23
2Q24
3Q24
VLY
Peer Median

- Compensation costs remain well-controlled.
- ~$3mm expense for full quarter of coverage associated with the auto risk transfer.
- Continue to benefit from post-conversion efficiencies and elimination of dual systems.
- Continue to optimize external resource / consulting utilization.
- Efficiency ratio additionally benefits from rebound in overall revenue

[1] Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Sums may be inconsistent due to rounding. Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 6/30/2024.

Asset Quality Trends

Non-Accrual Loans / Total Loans



0.52%
0.58%
0.58%
0.60%
0.60%
9/30/23
12/31/23
3/30/24
6/30/24
9/30/24

Accruing Past Due Loans / Total Loans



30-59 PD
60-89 PD
90+ PD
0.16%
0.18%
0.15%
0.14%
0.35%
9/30/23
12/31/23
3/30/24
6/30/24
9/30/24

Implied Loss Given Default on CRE + Construction [1]



VLY
Peer Median
VLY vs. Peers: 0.3x Cycle
VLY vs. Peers: 0.4x Recent
VLY vs. Peers: 0.2x Recession
7.5%
25.0%
8.0%
20.7%
8.6%
40.1%
2001-2024Q2
2019-2024Q2
2008-2012

Years of Total Reserve Coverage [2]



VLY
Peer Median
VLY vs. Peers: 2.0x Cycle
VLY vs. Peers: 1.3x Recent
VLY vs. Peers: 2.4x Recession
7
3
10
8
3
1
2001-2024Q2
2019-2024Q2
2008-2012

[1] Implied loss given default on CRE + Construction is gross commercial real estate and construction charge-offs in a given year divided by average non-accruing CRE and construction loans in the same given year. [2] Years of reserve coverage is reserve for loan losses divided by average NCO / average loans for period indicated multiplied by current gross loans. Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 6/30/2024. Source: S&P Capital IQ Pro; Regulatory Data

Significantly Improved Reserve Coverage

ACL / Total Loans


0.92%
0.93%
0.98%
1.06%
1.14%
9/30/23
12/31/23
3/30/24
6/30/24
9/30/24

Allowance for Loan Losses / Non-Accrual Loans


171%
153%
163%
171%
185%
9/30/23
12/31/23
3/30/24
6/30/24
9/30/24

Net Loan Charge-offs ($mm)


Net Charge-offs
NCOs / Avg. Loans
0.04%
0.14%
0.19%
0.29%
0.34%
$5
$17
$24
$37
$43
3Q23
4Q23
1Q24
2Q24
3Q24

Loan Loss Provision ($mm)


$9.1
$20.7
$45.3
$82.1
$75.0
3Q23
4Q23
1Q24
2Q24
3Q24

Equity & Capitalization

Book Value and Tangible Book Value per Share [1]



$12.64
$12.79
$12.81
$12.82
$13.00
$8.63
$8.79
$8.84
$8.87
$9.06
9/30/2023
12/31/2023
3/31/2024
6/30/2024
9/30/2024
TBV per share
Book Value per share

Equity Capitalization Level [1]



10.83%
11.00%
11.03%
10.86%
11.23%
7.40%
7.58%
7.62%
7.52%
7.68%
9/30/2023
12/31/2023
3/31/2024
6/30/2024
9/30/2024
Tangible Common Equity / Tangible Assets[1]
Equity / Assets

Holding Company Capital Ratios	9/30/23	6/30/24	9/30/24	Q-o-Q change	Y-o-Y change
Tier 1 Leverage	8.08%	8.19%	**8.40%**	21 bps	32 bps
Common Equity Tier 1	9.21%	9.55%	**9.57%**	2 bps	36 bps
Tier 1 Risk-Based	9.64%	9.99%	**10.29%**	30 bps	65 bps
Total Risk-Based	11.68%	12.18%	**12.56%**	38 bps	88 bps

[1] Please refer to the Non-GAAP Disclosure Reconciliation in Appendix.

APPENDIX

Glossary of Defined Terms

Term	Definition
ACL	Allowance for credit losses
Bank Leumi USA	Bank Leumi Le-Israel Corporation acquired by Valley on April 1, 2022
C&I	Commercial & industrial
CAGR	Compound annual growth rate
CECL	Current expected credit loss model
CET 1	Tier 1 common capital
CRE	Commercial real estate
DSCR	Debt service coverage ratio
F/X	Foreign exchange
FDIC	Federal Deposit Insurance Corporation
FL	Florida
FHLB	Federal Home Loan Banks
FRB	Federal Reserve Bank
FRBNY	Federal Reserve Bank of New York
GAAP	U.S. Generally Accepted Accounting Principles
HFS	Held for Sale
HHI	Household income
HOA	Homeowners Association
LIBOR	London Interbank Offered Rate
LTV	Loan to value
MSA	Metropolitan statistical area
NAICS	North American Industry Classification System per the United States Census Bureau

Term	Definition
NDF	Non-deliverable forward
NIM	Net Interest Margin
NJ	New Jersey
NY	New York
OTC	Over the counter
PD	Probability of Default
PPNR	Pre-Provision Net Revenue
RWA	Risk-weighted assets
S&P	Standard & Poor's
SF	Square footage
SOFR	Secured Overnight Financing Rate
TA	Tangible assets as defined in the non-GAAP disclosure reconciliation in the appendix
TBV	Tangible Book Value
TCE	Tangible common equity as defined in the non-GAAP disclosure reconciliation in the appendix
TRBC	Total risk-based capital
Valley	May refer to Valley National Bancorp individually, Valley National Bancorp and its consolidated subsidiaries, or certain of Valley National Bancorp's subsidiaries, as the context requires (interchangeable with the "Company," "we," "our" and "us").
VC	Venture capital
VLY	Refers to Valley as defined in this glossary

Consistent Relationship-Focus Supports Credit Strength

	Valley	Competitors
Firm Type:	Local / regional sponsors and developers; often owner-operators	Multi-national or nationwide developers, operators, asset managers typically publicly traded
Investor Profile:	**Active investor providing capital and industry expertise** to operate and improve property values	**Passive investors providing capital** to developer
Source of Equity Capital:	Often **multi-generational family businesses** with **significant experience in commercial real estate**	**Large asset managers invested in multiple asset classes** (pension funds, trusts, endowments, foundations, sovereign wealth funds, etc.)
Ownership Structure:	**Traditionally sole or joint ownership** where parties contribute funds, and actively manage the property	**Often syndicated** where sponsor raises capital, locates, acquires and operates a property; **investors have limited decision-making authority**
Timeframe and Size:	**Medium to long-term with smaller, more concentrated investments**	**More short-term in nature with larger single-property investments**
Performance Longevity:	**Focus on enhancing property value over investment horizon**	**Quarterly and annual performance reporting to passive clients** with emphasis on returns relative to benchmarks
Liquidity:	Small transaction sizes have less impact on market values and **improves liquidity for investors**	Large transaction sizes tend to **heavily influence property values**
Cash Stability:	**More disciplined capital focused on project selection where value can be added** with subsequent determination of capital needs	**More capital-seeking projects** including alternatives (e.g., real estate) due to low-yield environment

Underwriting:	Well-defined risk acceptance criteria with **focus on in place cash flows**	Rigid criteria by property class with **focus on future cash flow expectations**
Enhancements:	Personal guarantees, deposit reserve requirements, insurance, cross-collateralization and other factors	Less applicable

Key Pillars of Valley's Credit Risk Management

Customer Selection

Disciplined Approach to Customer Acquisition

- ✓ Deep institutional knowledge of real estate markets guides target customers
- ✓ Risk Acceptance Criteria sets expectations and filters out certain borrowers
- ✓ Rely heavily on professional networks of our bankers
- ✓ We don't conduct broad marketing campaigns

Loan Structuring

Strategic and Balanced Methodology

- ✓ Various Risk Acceptance Criteria approved by credit oversight and Board Risk Committee
- ✓ Deals based on in-place cash flow/rents vs forecasted
- ✓ Sponsors are required to contribute meaningful equity
- ✓ Risk-based rationale for permitting exceptions
- ✓ Enhancements are required to improve credit profile if necessary

Credit Monitoring

Granular and Broad View Across Portfolios

- ✓ Rigorous monitoring of performance and covenants
- ✓ Information from local team on market dynamics
- ✓ Stress test key loan segments and geographies
- ✓ Feedback between stress tests and loan portfolio thresholds
- ✓ Forward looking risk assessments with clients

Loss Mitigation

Client Selection Has a Meaningful Impact on Loss

- ✓ Client maintains deposit reserve, liquid wealth or other means to cure loss
- ✓ Borrowers may refinance via insurance companies, government agencies and other banks
- ✓ Independent loss mitigation group staffed with seasoned workout professionals
- ✓ Valuations subject to rigorous review of the Chief Appraisals Office

Historical Net Charge-Offs / Loans

Prudent risk management and rigorous underwriting standards continue to support Valley's strong and consistent credit quality metrics and limited historical losses.


VLY
Peer Median
2007Y 2008Y 2009Y 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Y 2Q24 YTD
Total Loans
Peer Median: 0.21 0.71 1.65 1.23 0.94 0.42 0.23 0.11 0.12 0.21 0.19 0.14 0.16 0.21 0.06 0.06 0.17 0.18
VLY: 0.14 0.21 0.40 0.29 0.31 0.23 0.28 0.11 0.03 0.02 0.01 0.00 0.06 0.12 0.05 0.05 0.13 0.24
CRE Loans
Peer Median: 0.04 0.10 0.36 0.63 0.46 0.32 0.20 0.05 0.01 0.01 0.00 0.01 0.00 0.04 0.03 0.00 0.04 0.15
VLY: 0.04 0.05 0.10 0.05 0.19 0.25 0.15 0.05 0.02 (0.03) 0.00 0.00 (0.01) 0.00 (0.02) 0.02 0.05 0.21

Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 6/30/2024.
Source: S&P Capital IQ Pro; Regulatory Data

Minimal Exposure to Larger Office Properties

Probability of Default Applied to Office Exposure by Building



Valley Office Exposure by Building Size (LHS)
Probability of Default (RHS)[1]
% of Valley Office Portfolio
Probability of Default
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
25%
20%
15%
10%
5%
0%
3.0%
3.0%
5.0%
6.0%
10.0%
10.0%
12.5%
17.0%
16.0%
14.0%
22.0%
Under 50 k
50k - 99k
100k - 149k
150k - 199k
200k - 249k
250k-299k
300k - 349k
350k-399k
400k - 449k
450k - 500k
Over 500k

[1] Probability of Default information based on Federal Reserve statistics published by the Kansas City Federal Reserve Bank April 2024. Data is sourced from institutions filing FR-14Qs.

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands, except for share data)	Three Months Ended September 30, 2024	June 30, 2024	September 30, 2023
Adjusted net income available to common shareholders (Non-GAAP):			
Net income, as reported (GAAP)	$97,856	$70,424	$141,346
Add: FDIC Special assessment (a)	—	1,363	—
Add: Losses on available for sale and held to maturity securities transactions, net (b)	1	4	443
Add: Restructuring charge (c)	—	334	(675)
Less: Net gains on sales of office buildings (d)	—	—	(6,721)
Less: Litigation settlements (e)	(7,334)	—	—
Add: Mark to Market loss adjustment on commercial real estate loans transferred to loans held for sale (f)	5,794	—	—
Total non-GAAP adjustments to net income	(1,539)	1,701	(6,953)
Income tax adjustments related to non-GAAP adjustments (g)	437	(482)	1,970
Net income, as adjusted (Non-GAAP)	$96,754	$71,643	$136,363
Dividends on preferred stock	6,117	4,108	4,127
Net income available to common shareholders, as adjusted (Non-GAAP)	$90,637	$67,535	$132,236

(a) Included in FDIC insurance expense.
(b) Included in gains (losses) on securities transactions, net.
(c) Represents severance expense related to workforce reductions within salary and employee benefits expense.
(d) Included in gains on sales of assets, net within non-interest income.
(e) Represents recoveries from legal settlements included in other income.
(f) Included in net (losses) gains on sales of loans.
(g) Calculated using the appropriate blended statutory tax rate for the applicable period.

	September 30, 2024	June 30, 2024	September 30, 2023
Adjusted per common share data (Non-GAAP):			
Net income available to common shareholders, as adjusted (Non-GAAP)	$90,637	$67,535	$132,236
Average number of shares outstanding	509,227,538	509,141,252	507,650,668
Basic earnings, as adjusted (Non-GAAP)	$0.18	$0.13	$0.26
Average number of diluted shares outstanding	511,342,932	510,338,502	509,256,599
Diluted earnings, as adjusted (Non-GAAP)	$0.18	$0.13	$0.26
Adjusted annualized return on average tangible shareholders' equity (Non-GAAP):			
Net income, as adjusted (Non-GAAP)	$96,754	$71,643	$136,363
Average shareholders' equity	6,862,555	6,753,981	6,605,786
Less: Average goodwill and other intangible assets	2,008,692	2,016,766	2,042,486
Average tangible shareholders' equity	4,853,863	4,737,215	4,563,300
Annualized return on average tangible shareholders' equity, as adjusted (Non-GAAP)	7.97%	6.05%	11.95%
Adjusted annualized return on average assets (Non-GAAP):			
Net income, as adjusted (Non-GAAP)	$96,754	$71,643	$136,363
Average assets	$62,242,022	$61,518,639	$61,391,688
Annualized return on average assets, as adjusted (Non-GAAP)	0.62%	0.47%	0.89%

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands)	Three Months Ended September 30, 2024	June 30, 2024	September 30, 2023
Adjusted annualized return on average shareholders' equity (Non-GAAP):			
Net income, as adjusted (Non-GAAP)	$96,754	$71,643	$136,363
Average shareholders' equity	6,862,555	6,753,981	6,605,786
Annualized return on average shareholders' equity, as adjusted (Non-GAAP)	5.64%	4.24%	8.26%
Annualized return on average tangible shareholders' equity (Non-GAAP):			
Net income, as reported (GAAP)	$97,856	$70,424	$141,346
Average shareholders' equity	6,862,555	6,753,981	6,605,786
Less: Average goodwill and other intangible assets	2,008,692	2,016,766	2,042,486
Average tangible shareholders' equity	4,853,863	4,737,215	4,563,300
Annualized return on average tangible shareholders' equity (Non-GAAP):	8.06%	5.95%	12.39%
Efficiency ratio (Non-GAAP):			
Non-interest expense, as reported (GAAP)	$269,471	$277,497	$267,133
Less: FDIC Special assessment (pre-tax)	—	1,363	—
Less: Restructuring charge (pre-tax)	—	334	(675)
Less: Amortization of tax credit investments (pre-tax)	5,853	5,791	4,191
Non-interest expense, as adjusted (Non-GAAP)	$263,618	$270,009	$263,617
Net interest income, as reported (GAAP)	410,498	401,685	412,418
Non-interest income, as reported (GAAP)	60,671	51,213	58,664
Add: Mark to Market loss adjustment on commercial real estate loans transferred to loans held for sale (pre-tax)	5,794	—	—
Add: Losses (gains) on available for sale and held to maturity securities transactions, net (pre-tax)	1	4	443
Less: Net gains on sales of office buildings (pre-tax)	—	—	(6,721)
Less: Litigation Settlement (pre-tax)	(7,334)	—	—
Non-interest income, as adjusted (Non-GAAP)	59,132	51,217	52,386
Gross operating income, as adjusted (Non-GAAP)	469,630	452,902	464,804
Efficiency ratio (Non-GAAP)	56.13%	59.62%	56.72%
Annualized pre-provision net revenue / average assets			
Net interest income, as reported (GAAP)	$410,498	$401,685	$412,418
Non-interest income, as reported (GAAP)	60,671	51,213	58,664
Less: Non-interest expense, as reported (GAAP)	269,471	277,497	267,133
Pre-provision net revenue (GAAP)	$201,698	$175,401	$203,949
Average assets	$62,242,022	$61,518,639	$61,391,688
Annualized pre-provision net revenue / average assets (GAAP)	1.30%	1.14%	1.33%

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands)	Three Months Ended September 30, 2024	June 30, 2024	September 30, 2023
Annualized pre-provision net revenue / average assets, as adjusted			
Pre-provision net revenue (GAAP)	$201,698	$175,401	$203,949
Add: FDIC Special assessment (pre-tax)	—	1,363	—
Add: Restructuring charge (pre-tax)	—	334	(675)
Add: Mark to Market loss adjustment on commercial real estate loans transferred to loans held for sale (pre-tax)	5,794	—	—
Add: Amortization of tax credit investments (pre-tax)	5,853	5,791	4,191
Add: Losses (gains) on available for sale and held to maturity securities transactions, net (pre-tax)	1	4	443
Less: Net gains on sales of office buildings (pre-tax)	—	—	(6,721)
Less: Litigation Settlement (pre-tax)	(7,334)	—	—
Pre-provision net revenue, as adjusted (Non-GAAP)	206,012	182,893	201,187
Average assets	$62,242,022	$61,518,639	$61,391,688
Annualized pre-provision net revenue / average assets, as adjusted (Non-GAAP)	1.32%	1.19%	1.31%
Annualized non-interest expenses / average assets, as adjusted			
Non-interest expense, as adjusted (Non-GAAP)	$263,618	$270,009	$263,617
Average assets	$62,242,022	$61,518,639	$61,391,688
Annualized non-interest expenses / average assets, as adjusted	1.69%	1.76%	1.72%

($ in thousands, except for share data)	As of September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Tangible book value per common share (Non-GAAP):					
Common shares outstanding	509,252,936	509,205,014	508,893,059	507,709,927	507,660,742
Shareholders' equity (GAAP)	$6,972,380	$6,737,737	$6,727,139	$6,701,391	$6,627,299
Less: Preferred Stock	354,345	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	2,004,414	2,012,580	2,020,405	2,029,267	2,038,202
Tangible common shareholders' equity (Non-GAAP)	$4,613,621	$4,515,466	$4,497,043	$4,462,433	$4,379,406
Tangible book value per common share (Non-GAAP):	$9.06	$8.87	$8.84	$8.79	$8.63
Tangible common equity to tangible assets (Non-GAAP):					
Tangible common shareholders' equity (Non-GAAP)	$4,613,621	$4,515,466	$4,497,043	$4,462,433	$4,379,406
Total assets (GAAP)	62,092,332	62,058,974	61,000,188	60,934,974	61,183,352
Less: Goodwill and other intangible assets	2,004,414	2,012,580	2,020,405	2,029,267	2,038,202
Tangible assets (Non-GAAP)	60,087,918	60,046,394	58,979,783	58,905,707	59,145,150
Tangible common equity to tangible assets (Non-GAAP)	7.68%	7.52%	7.62%	7.58%	7.40%

For More Information

- Log onto our website: www.valley.com
- Email requests to: tlan@valley.com
- Call Travis Lan in Investor Relations, at: (973) 686-5007
- Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC